Exhibit 99.1

Contacts: Investor Relations Evan Black 800.493.8219 InvestorRelations@santanderconsumerusa.com	Media Relations Laurie Kight 214.801.6455 Media@santanderconsumerusa.com
Santander Consumer USA Holdings Inc. Reports Fourth Quarter and Full Year 2018 Results
Santander Holdings USA Terminated 2015 Written Agreement, Company Completed $200 Million Share Repurchase Plan and Declares $0.20 Per Share Cash Dividend

Dallas, TX (January 30, 2019) – Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC”) today announced net income for the fourth quarter ended December 31, 2018 (“Q4 2018”) of $104 million, or $0.29 per diluted common share. Net income for the full year 2018 (“2018”) was $916 million, or $2.54 per diluted common share.

The Company has declared a cash dividend of $0.20 per share, to be paid on February 21, 2019, to shareholders of record as of the close of business on February 11, 20191.

“Our full-year results demonstrate strength and consistency,” said Scott Powell, SC President and CEO, and CEO of Santander US. “SC's earnings and originations were up during each quarter, driven by our renewed focus on dealer experience, robust pricing approach, and stable credit performance. Auto originations through Santander Bank approached $2 billion in the program's first year, demonstrating the value that Santander US' businesses bring to each other. The Federal Reserve's termination of its 2015 Written Agreement with Santander Holdings USA demonstrates the significant improvements we have made to the way our US business operates.”

2018 Regulatory and Business Milestones:

•
The Federal Reserve Bank of Boston (“Federal Reserve”) terminated the 2015 Written Agreement with SC's majority owner, Santander Holdings USA, Inc. (“SHUSA”). SHUSA also received its second consecutive capital stress test non-objection.

•	Achieved an average annual FCA penetration rate of 30%, up from 21% in 2017.

•	Through Santander Bank N.A., fully-launched a program in July leading to $1.9 billion in originations, and increased FCA dealer receivables (“floorplan”) 43% year-over-year, to $2.8 billion.

•	Leading auto loan asset-backed securities (“ABS”) issuer with $13.0 billion in ABS.

•	Completed prime auto loan portfolio conversion with a new third party increasing serviced for others balance by $1.0 billion.

•	Reached agreements with AutoFi & AutoGravity expanding SC digital partnerships in 2018.

Full Year 2018 Key Financial Highlights (variances compared to full year 2017 (“2017”)):

•	Total auto originations of $28.8 billion, up 43%

•	Net finance and other interest income of $4.5 billion, up 1.8%

•	RIC net charge-off ratio of 8.5%, down 50 basis points

•	Return on average assets (“ROA”) of 2.2%

•	Expense ratio of 2.1%
Fourth Quarter of 2018 Key Financial Highlights (variances compared to fourth quarter of 2017 (“Q4 2017”)):

•	Total auto originations of $6.9 billion, up 59%

◦	Core retail auto originations of $2.2 billion, up 51%

◦	Chrysler Capital loan originations of $2.5 billion, up 63%

◦	Chrysler Capital lease originations of $2.1 billion, up 64%

◦	SBNA Program Originations of $1.1 billion

•	Net finance and other interest income of $1.1 billion, up 9%

•	RIC net charge-off ratio of 10.6%, up 30 basis points

•	59+ delinquency ratio of 6.0%, down 30 basis points

•	ROA of 1.0%

•	CET1 ratio of 15.7%

•	$2.2 billion in ABS

Subsequent Events:

•	During January 2019, the Company completed its previously announced $200 million share repurchase program

•	$1.0 billion in ABS sold through DRIVE 2019-1

“During 2018 we executed on our goals and improved dealer experience, focused on risk-adjusted returns and maintained disciplined expense management. This was demonstrated by strong originations growth, steady credit performance and an improved expense ratio,” said Juan Carlos Alvarez, SC CFO. “We have also completed our $200 million repurchase program and looking ahead, while we remain vigilant on the prolonged expansion, the macroeconomic environment is supportive for our business and we are optimistic about 2019.”

Net finance and other interest income increased 9 percent, to $1.1 billion in Q4 2018 from $1.0 billion in Q4 2017, primarily driven by higher lease income partially offset by higher interest expenses.

Servicing fee income increased 3 percent to $27 million in Q4 2018, from $26 million in Q4 2017, driven by the SBNA originations program and higher serviced for others balances. SC's serviced for others portfolio of $9.0 billion as of Q4 2018, is up 4 percent from $8.6 billion in Q4 2017.

RIC delinquency ratio2 decreased to 6.0 percent in Q4 2018, from 6.3 percent in Q4 2017.

RIC net charge-off ratio3 increased to 10.6 percent in Q4 2018, from 10.3 percent in Q4 2017. Provision for credit loss increased to $691 million in Q4 2018, from $598 million in Q4 2017.

Allowance ratio4 decreased 30 basis points, to 11.4 percent at the end of Q4 2018, from 11.7 percent at the end of Q3 2018.

Recorded net investment losses were $146 million in Q4 2018, compared to net investment losses of $138 million in Q4 2017. The current period losses were primarily driven by held for sale accounting for SC's personal lending portfolio5.

During the quarter, SC incurred $256 million of operating expenses.

1The timing and amount of any capital actions will depend on various factors, including the business plans and financial performance of both SC and SHUSA, as well as market conditions, and any SC capital distribution is subject to approval of the Company's and SHUSA's respective boards of directors.
2  Delinquency ratio is defined as the ratio of end of period delinquent principal over 59 days to end of period gross balance of the respective portfolio, excluding capital leases.
3 Net charge-off ratio stated on a recorded investment basis, which is the unpaid principal balance adjusted for unaccreted net discounts, subvention and origination costs.
4 Ratio for allowance for credit losses excludes end of period balances on purchased receivables portfolio of $28 million and finance receivables held for sale of $1.1 billion.
5 The current period losses were primarily driven by $146 million of lower of cost or market adjustments related to the held for sale personal lending portfolio, comprised of $109 million in customer default activity and $37 million increase in market discount, consistent with seasonal patterns.

Conference Call Information
SC will host a conference call and webcast to discuss the Q4 2018 results and other general matters at 10 a.m. Eastern Time on Wednesday, January 30, 2019. The conference call will be accessible by dialing 800-289-0438 (U.S. domestic), or 323-794-2423 (international), conference ID 8932754. Please join 10 minutes prior to the start of the call. The conference call will also be accessible via live audio webcast through the Investor Relations section of the corporate website at http://investors.santanderconsumerusa.com. Choose “Events” and select the information pertaining to the Q4 2018 Earnings Call. Additionally there will be several slides accompanying the webcast. Please allow at least 15 minutes to register, download and install any necessary software prior to the call.
For those unable to listen to the live broadcast, a replay will be available on the Company’s website or by dialing 844-512-2921 (U.S. domestic), or 412-317-6671 (international), conference ID 8932754, approximately two hours after the conference call for two weeks. An audio webcast of the call and investor presentation will also be archived on the Investor Relations section of SC’s corporate website at http://investors.santanderconsumerusa.com, under “Events.”

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as anticipates, believes, can, could, may, predicts, potential, should, will, estimates, plans, projects, continuing, ongoing, expects, intends, and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled Risk Factors and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed by us with the U.S. Securities and Exchange Commission (SEC). Among the factors that could cause the forward-looking statements in this press release and/or our financial performance to differ materially from that suggested by the forward-looking statements are: (a) the inherent limitations in internal control over financial reporting; (b) our ability to remediate any material weaknesses in internal controls over financial reporting completely and in a timely manner; (c) continually changing federal, state, and local laws and regulations could materially adversely affect our business; (d) adverse economic conditions in the United States and worldwide may negatively impact our results; (e) our business could suffer if our access to funding is reduced; (f) significant risks we face implementing our growth strategy, some of which are outside our control; (g) unexpected costs and delays in connection with exiting our personal lending business; (h) our agreement with FCA US LLC may not result in currently anticipated levels of growth and is subject to certain performance conditions that could result in termination of the agreement; (i) our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships; (j) our financial condition, liquidity, and results of operations depend on the credit performance of our loans; (k) loss of our key management or other personnel, or an inability to attract such management and personnel; (l) certain regulations, including but not limited to oversight by the Office of the Comptroller of the Currency, the Consumer Financial Protection Bureau, the European Central Bank, and the Federal Reserve, whose oversight and regulation may limit certain of our activities, including the timing and amount of dividends and other limitations on our business; and (m) future changes in our relationship with SHUSA and Banco Santander, which could adversely affect our operations. If one or more of the factors affecting our forward-looking information and statements proves incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, we caution the reader not to place undue reliance on any forward-looking information or statements. The effect of these factors is difficult to predict. Factors other than these also could adversely affect our results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties as new factors emerge from time to time. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

About Santander Consumer USA Holdings Inc.
Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC”) is a full-service consumer finance company focused on vehicle finance, third-party servicing and delivering superior service to our more than 2.7 million customers across the full credit spectrum. The Company, which began originating retail installment contracts in 1997, has an average managed asset portfolio of approximately $54 billion as of December 31, 2018, and is headquartered in Dallas. (www.santanderconsumerusa.com)

Santander Consumer USA Holdings Inc.
Financial Supplement
Fourth Quarter and Full Year 2018

Table of Contents
Table 1: Consolidated Balance Sheets	6
Table 2: Consolidated Statements of Income	7
Table 3: Other Financial Information	8
Table 4: Credit Quality	10
Table 5: Originations	12
Table 6: Asset Sales	13
Table 7: Ending Portfolio	14
Table 8: Reconciliation of Non-GAAP Measures	15
Table 9: Reconciliation of Non-GAAP Measures	16

Table 1: Consolidated Balance Sheets

	December 31, 2018	December 31, 2017 (As Revised)
Assets	(Unaudited, Dollars in thousands)
Cash and cash equivalents	$148,436	$527,805
Finance receivables held for sale, net	1,068,757	2,210,421
Finance receivables held for investment, net	25,117,454	22,394,286
Restricted cash	2,102,048	2,553,902
Accrued interest receivable	303,686	340,618
Leased vehicles, net	13,978,855	10,160,327
Furniture and equipment, net	61,280	69,609
Federal, state and other income taxes receivable	97,087	95,060
Related party taxes receivable	734	467
Goodwill	74,056	74,056
Intangible assets, net	35,195	29,734
Due from affiliates	8,920	33,270
Other assets	963,347	913,244
Total assets	$43,959,855	$39,402,799
Liabilities and Equity
Liabilities:
Notes payable — credit facilities	$4,478,214	$4,848,316
Notes payable — secured structured financings	26,901,530	22,557,895
Notes payable — related party	3,503,293	3,754,223
Accrued interest payable	49,370	38,529
Accounts payable and accrued expenses	422,951	429,531
Deferred tax liabilities, net	1,155,883	892,415
Due to affiliates	63,219	82,382
Other liabilities	367,037	333,806
Total liabilities	36,941,497	32,937,097

Equity:
Common stock, $0.01 par value	3,523	3,605
Additional paid-in capital	1,515,572	1,681,558
Accumulated other comprehensive income, net	33,515	44,262
Retained earnings	5,465,748	4,736,277
Total stockholders’ equity	7,018,358	6,465,702
Total liabilities and equity	$43,959,855	$39,402,799

Table 2: Consolidated Statements of Income

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017 (As Revised)	2018	2017 (As Revised)
	(Unaudited, Dollars in thousands, except per share amounts)
Interest on finance receivables and loans	$1,235,889	$1,165,091	$4,842,564	$4,845,623
Leased vehicle income	632,447	483,028	2,257,719	1,788,457
Other finance and interest income	9,082	4,470	33,235	19,885
Total finance and other interest income	1,877,418	1,652,589	7,133,518	6,653,965
Interest expense	311,196	236,600	1,111,760	947,734
Leased vehicle expense	427,662	370,537	1,535,756	1,298,513
Net finance and other interest income	1,138,560	1,045,452	4,486,002	4,407,718
Provision for credit losses	690,786	598,293	2,205,585	2,363,811
Net finance and other interest income after provision for credit losses	447,774	447,159	2,280,417	2,043,907
Profit sharing	14,255	7,235	33,137	29,568
Net finance and other interest income after provision for credit losses and profit sharing	433,519	439,924	2,247,280	2,014,339
Investment gains (losses), net	(146,164)	(137,926)	(401,638)	(366,439)
Servicing fee income	26,711	26,031	106,840	118,341
Fees, commissions, and other	86,035	74,179	333,458	349,204
Total other income (loss)	(33,418)	(37,716)	38,660	101,106
Compensation expense	122,475	182,692	482,800	581,017
Repossession expense	66,846	70,259	264,777	275,704
Other operating costs	67,147	173,089	346,095	454,715
Total operating expenses	256,468	426,040	1,093,672	1,311,436
Income before income taxes	143,633	(23,833)	1,192,268	804,009
Income tax expense	39,295	(601,283)	276,342	(368,798)
Net income	$104,338	$577,450	$915,926	$1,172,807

Net income per common share (basic)	$0.29	$1.60	$2.55	$3.26
Net income per common share (diluted)	$0.29	$1.60	$2.54	$3.26
Dividend declared per common share	0.20	0.03	0.50	0.03
Weighted average common shares (basic)	356,783,962	360,256,602	359,861,764	359,613,714
Weighted average common shares (diluted)	357,396,989	361,409,997	360,672,417	360,292,330

Table 3: Other Financial Information

	Three Months Ended December 31,		Year Ended December 31,
Ratios (Unaudited, Dollars in thousands)	2018	2017 (As Revised)	2018	2017 (As Revised)
Yield on individually acquired retail installment contracts	16.1%	15.9%	16.2%	16.0%
Yield on purchased receivables portfolios	19.1%	30.1%	23.8%	20.6%
Yield on receivables from dealers	2.2%	2.7%	3.0%	5.3%
Yield on personal loans (1)	25.1%	23.9%	24.6%	24.5%
Yield on earning assets (2)	13.0%	12.9%	13.2%	13.4%
Cost of debt (3)	3.6%	3.1%	3.4%	3.0%
Net interest margin (4)	10.2%	10.5%	10.6%	11.0%
Expense ratio (5)	1.9%	3.5%	2.1%	2.6%
Return on average assets (6)	1.0%	5.9%	2.2%	3.0%
Return on average equity (7)	5.9%	38.5%	13.3%	20.8%
Net charge-off ratio on individually acquired retail installment contracts (8)	10.6%	10.3%	8.5%	9.0%
Net charge-off ratio on purchased receivables portfolios (8)	(2.0)%	4.5%	(4.1)%	1.4%
Net charge-off ratio on personal loans (8)	0.1%	0.5%	0.1%	0.6%
Net charge-off ratio (8)	10.6%	10.3%	8.5%	9.0%
Delinquency ratio on individually acquired retail installment contracts held for investment, end of period (9)	6.0%	6.3%	6.0%	6.3%
Delinquency ratio on personal loans, end of period (9)	11.6%	11.5%	11.6%	11.5%
Delinquency ratio on loans held for investment, end of period (9)	6.0%	6.3%	6.0%	6.3%
Allowance ratio (10)	11.4%	12.9%	11.4%	12.9%
Common stock dividend payout ratio (11)	69.0%	1.9%	19.6%	0.9%
Common Equity Tier 1 capital ratio (12)	15.7%	16.4%	15.7%	16.4%
Other Financial Information
Charge-offs, net of recoveries, on individually acquired retail installment contracts	$754,625	$674,953	$2,314,769	$2,420,241
Charge-offs, net of recoveries, on purchased receivables portfolios	(159)	514	(1,483)	2,055
Charge-offs, net of recoveries, on personal loans	268	1,576	1,616	8,126
Charge-offs, net of recoveries, on capital leases	703	609	1,642	4,394
Total charge-offs, net of recoveries	$755,437	$677,652	$2,316,544	$2,434,816
End of period delinquent principal over 59 days, individually acquired retail installment contracts held for investment	$1,712,243	$1,642,934	$1,712,243	$1,642,934
End of period personal loans delinquent principal over 59 days	$177,369	$175,660	177,369	175,660
End of period delinquent principal over 59 days, loans held for investment	$1,713,775	$1,645,789	$1,713,775	$1,645,789
End of period assets covered by allowance for credit losses	$28,469,451	$26,038,648	$28,469,451	$26,038,648
End of period gross individually acquired retail installment contracts held for investment	$28,432,760	$25,993,117	$28,432,760	$25,993,117
End of period gross personal loans	$1,529,433	$1,524,158	$1,529,433	$1,524,158
End of period gross finance receivables and loans held for investment	$28,480,583	$26,059,035	$28,480,583	$26,059,035
End of period gross finance receivables, loans, and leases held for investment	$43,719,240	$37,257,495	$43,719,240	$37,257,495
Average gross individually acquired retail installment contracts held for investment	$28,395,046	$26,141,086	$27,227,705	$26,804,609
Average gross personal loans held for investment	$2,934	$7,997	$4,314	$12,476
Average gross individually acquired retail installment contracts held for investment and held for sale	$28,395,046	$27,148,805	$27,756,099	$27,976,058
Average gross purchased receivables portfolios	31,543	45,907	36,075	146,362
Average Gross receivables from dealers	14,822	15,927	15,229	52,435
Average Gross personal loans	1,401,626	1,392,528	1,404,261	1,419,418
Average Gross capital leases	19,422	22,232	20,736	25,495
Average Gross finance receivables and loans	$29,862,459	$28,625,399	$29,232,400	$29,619,768
Average Gross finance receivables, loans, and leases	$44,720,094	$39,713,760	$42,280,796	$40,075,889
Average managed assets	$53,804,349	$49,021,506	$51,328,934	$50,160,595
Average total assets	$43,458,471	$38,973,432	$41,541,102	$39,144,382
Average debt	$34,223,818	$30,804,384	$32,570,257	$31,385,153
Average total equity	$7,114,411	$6,007,145	$6,905,796	$5,648,670

(1)	Includes Finance and other interest income; excludes fees

(2)	“Yield on earning assets” is defined as the ratio of annualized Total finance and other interest income, net of Leased vehicle expense, to Average gross finance receivables, loans and leases

(3)	“Cost of debt” is defined as the ratio of annualized Interest expense to Average debt

(4)	“Net interest margin” is defined as the ratio of annualized Net finance and other interest income to Average gross finance receivables, loans and leases

(5)	“Expense ratio” is defined as the ratio of annualized Operating expenses to Average managed assets

(6)	“Return on average assets” is defined as the ratio of annualized Net income to Average total assets

(7)	“Return on average equity” is defined as the ratio of annualized Net income to Average total equity

(8)
“Net charge-off ratio” is defined as the ratio of annualized Charge-offs, on a recorded investment basis, net of recoveries, to average unpaid principal balance of the respective held-for-investment portfolio. Effective as of September 30, 2016, the Company records the charge-off activity for certain personal loans within the provision for credit losses due to the reclassification of these loans from held for sale to held for investment.

(9)	“Delinquency ratio” is defined as the ratio of End of period Delinquent principal over 59 days to End of period gross balance of the respective portfolio, excludes capital leases

(10)	“Allowance ratio” is defined as the ratio of Allowance for credit losses, which excludes impairment on purchased receivables portfolios, to End of period assets covered by allowance for credit losses

(11)	“Common stock dividend payout ratio” is defined as the ratio of Dividends declared per share of common stock to Earnings per share attributable to the Company's shareholders.

(12)
“Common Equity Tier 1 Capital ratio” is a non-GAAP ratio defined as the ratio of Total common equity tier 1 capital to Total risk-weighted assets (for a reconciliation from GAAP to this non-GAAP measure, see “Reconciliation of Non- GAAP Measures” in Table 8 of this release)

Table 4: Credit Quality

The activity in the credit loss allowance for individually acquired retail installment contracts for the three and twelve months ended December 31, 2018 and 2017, is as follows (Unaudited, Dollar amounts in thousands):

	Three Months Ended December 31, 2018		Three Months Ended December 31, 2017 (As Revised)
Allowance for Credit Loss	Non-TDR	TDR	Non-TDR	TDR

Balance — beginning of period	$1,740,862	$1,559,808	$1,599,651	$1,822,514
Provision for credit losses	503,382	186,676	206,300	390,935
Charge-offs	(888,142)	(544,843)	(652,188)	(605,093)
Recoveries	463,258	215,102	386,552	195,776
Balance — end of period	$1,819,360	$1,416,743	$1,540,315	$1,804,132

	Twelve Months Ended December 31, 2018		Twelve Months Ended December 31, 2017 (As Revised)
Allowance for Credit Loss	Non-TDR	TDR	Non-TDR	TDR

Balance — beginning of period	$1,540,315	$1,804,132	$1,799,760	$1,611,295
Provision for credit losses	1,433,977	772,448	877,771	1,475,861
Charge-offs	(2,850,361)	(2,029,325)	(2,758,023)	(2,064,331)
Recoveries	1,695,429	869,488	1,620,807	781,307
Balance — end of period	$1,819,360	$1,416,743	$1,540,315	$1,804,132

A summary of delinquencies of our individually acquired retail installment contracts as of December 31, 2018 and 2017 is as follows (Unaudited, Dollar amounts in thousands):

	December 31, 2018[1]		December 31, 2017 (As Revised)[1]
Principal 30-59 days past due	$3,118,869	11.0%	$2,953,203	11.4%
Delinquent principal over 59 days[2]	1,712,243	6.0%	1,642,934	6.3%
Total delinquent contracts	$4,831,112	17.0%	$4,596,137	17.8%

Within the total delinquent principal above, retail installment contracts acquired individually held for investment that were placed on nonaccrual status, as of December 31, 2018 and 2017 (Unaudited, Dollar amounts in thousands):

Nonaccrual Principal	December 31, 2018[1]		December 31, 2017(As Revised)[1]
Non-TDR	$834,921	2.9%	$691,256	2.7%
TDR	733,218	2.6%	806,938	3.1%
Total nonaccrual principal	$1,568,139	5.5%	$1,498,194	5.8%

The table below presents the Company’s allowance ratio for TDR and non-TDR individually acquired retail installment contracts as of December 31, 2018 and 2017 (Unaudited, Dollar amounts in thousands):

Allowance Ratios	December 31, 2018	December 31, 2017 (As Revised)
TDR - Unpaid principal balance	$5,378,603	$6,314,035
TDR - Impairment	1,416,743	1,804,132
TDR - Allowance ratio	26.3%	28.6%

Non-TDR - Unpaid principal balance	$23,054,157	$19,679,082
Non-TDR - Allowance	1,819,360	1,540,315
Non-TDR Allowance ratio	7.9%	7.8%

Total - Unpaid principal balance	$28,432,760	$25,993,117
Total - Allowance	3,236,103	3,344,447
Total - Allowance ratio	11.4%	12.9%

1Percent of unpaid principal balance.
2Interest is accrued until 60 days past due in accordance with the Company's account policy for retail installment contracts.

Table 5: Originations

The Company's originations of individually acquired loans and leases, including revolving loans, average APR, and discount were as follows:

	Three Months Ended		Twelve Months Ended		Three Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017	September 30, 2018
Retained Originations	(Unaudited, Dollar amounts in thousands)
Retail installment contracts	$3,616,810	$3,014,433	$15,379,778	$11,634,395	$4,014,963
Average APR	17.1%	14.0%	17.3%	16.4%	17.3%
Average FICO® (a)	593	631	595	602	596
Discount	0.5%	0.2%	0.2%	0.7%	0.3%

Personal loans (b)	$544,134	$528,705	$1,482,670	$1,477,249	325,120
Average APR	29.5%	25.7%	29.6%	25.7%	28.8%

Leased vehicles	$2,125,925	$1,294,256	$9,742,423	$5,987,648	2,890,841

Capital leases	$2,706	$4,640	$9,794	$9,295	2,633
Total originations retained	$6,289,575	$4,842,034	$26,614,665	$19,108,587	$7,233,557

Sold Originations (c)
Retail installment contracts	$—	$—	$1,820,085	$2,550,065	$—
Average APR	—	—	7.3%	6.2%	—
Average FICO® (c)	$—	$—	727	727	—
Total originations sold	$—	$—	$1,820,085	$2,550,065	$—

Total SC originations	$6,289,575	$4,842,034	$28,434,750	$21,658,652	$7,233,557

Total originations (d)	$6,289,575	$4,842,034	$28,434,750	$21,658,652	$7,233,557

(a)
Unpaid principal balance excluded from the weighted average FICO score is $408 million, $372 million, $1.9 billion, $1.5 billion, and $744 million for the three months ended December 31, 2018 and 2017, the twelve months ended December 31, 2018 and 2017, and the three months ended September 30, 2018, respectively, as the borrowers on these loans did not have FICO scores at origination. Of these amounts, $100 million, $68 million, $76 million, $164 million, and $80 million, respectively, were commercial loans.

(b)
Effective as of three months ended December 31, 2017, the Company revised its approach to define origination volumes for Personal Loans to include new originations, gross of paydowns and charge-offs, related to customers who took additional advances on existing accounts (including capitalized late fees, interest and other charges), and newly opened accounts.

(c)
Only includes assets both originated and sold in the period. Total asset sales for the period are shown in Table 6. Unpaid principal balance excluded from the weighted average FICO score is zero, zero, $143 million, $317 million, and zero for the three months ended December 31, 2018 and 2017, the twelve months ended December 31, 2018 and 2017, and the three months ended September 30, 2018, respectively, as the borrowers on these loans did not have FICO scores at origination. Of these amounts, zero, zero, $76 million, $102 million, and zero, respectively, were commercial loans.

(d)	Total originations excludes finance receivables (UPB) of $74,086 purchased from a third party lender during the year ended December 31, 2018

SBNA Originations Program
Beginning in 2018, the Company agreed to provide SBNA with origination support services in connection with the processing, underwriting and purchase of retail loans, primarily from Chrysler dealers. In addition, the Company agreed to perform the servicing for any loans originated on SBNA’s behalf. During the three and twelve months ended December 31, 2018, the Company facilitated the purchase of $1.1 billion and $1.9 billion of retail installment contacts, respectively.

Table 6: Asset Sales

Asset sales may include assets originated in prior periods.

	Twelve Months Ended		Three Months Ended
	December 31, 2018	December 31, 2017	September 30, 2018
	(Unaudited, Dollar amounts in thousands)
Retail installment contracts	$2,905,922	$2,979,033	$274,609
Average APR	7.2%	6.2%	7.5%
Average FICO®	726	721	727

Total asset sales	$2,905,922	$2,979,033	$274,609

There were no asset sales for the three months ended December 31, 2018 and 2017.

Table 7: Ending Portfolio

Ending outstanding balance, average APR and remaining unaccreted discount of our held for investment portfolio as of December 31, 2018, and 2017, are as follows:

	December 31, 2018	December 31, 2017 (As Revised)
	(Unaudited, Dollar amounts in thousands)
Retail installment contracts	$28,463,236	$26,036,361
Average APR	16.7%	16.5%
Discount	0.8%	1.5%

Personal loans	$2,637	$6,887
Average APR	31.7%	31.8%

Receivables from dealers	$14,710	$15,787
Average APR	4.1%	4.2%

Leased vehicles	$15,219,313	$11,175,602

Capital leases	$19,344	$22,857

Table 8: Reconciliation of Non-GAAP Measures

	December 31, 2018	December 31, 2017 (As Revised)
	(Unaudited, Dollar amounts in thousands)
Total equity	$7,018,358	$6,465,702
Deduct: Goodwill, intangibles, and other assets, net of deferred tax liabilities	161,516	172,664
Deduct: Accumulated other comprehensive income (loss), net	33,515	44,262
Tier 1 common capital	$6,823,327	$6,248,776
Risk weighted assets (a)	$43,547,594	$38,174,087
Common Equity Tier 1 capital ratio (b)	15.7%	16.4%

(a)
Under the banking agencies' risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together with the measure for market risk, resulting in the Company's total Risk weighted assets.

(b)	CET1 is calculated under Basel III regulations required as of January 1, 2015. The fully phased-in capital ratios are non-GAAP financial measures.

Table 9: Reconciliation of Non-GAAP Measures

	Three Months Ended December 31, 2017 (As Revised)	Twelve Months Ended December 31, 2017 (As Revised)
	(Unaudited, Dollar amounts in thousands)

GAAP Operating Expenses	$426,040	$1,311,436
Deduct: Legal Reserves	91,000	91,000
Deduct: Settlement with former CEO	66,115	66,115
Adjusted Operating Expenses, excluding significant items	$268,925	$1,154,321

GAAP Pre-Tax (Loss)/Income	$(23,833)	$804,009
Add: Legal Reserves	91,000	91,000
Add: Settlement with former CEO	66,115	66,115
Deduct: Gain on RV/Marine Portfolio	—	35,927
Adjusted Pre-Tax Income, excluding significant items	$133,282	$925,197

GAAP Net Income	$577,450	$1,172,807
Adjustments for significant items:
Deduct: Tax Reform and other tax related items (a)	596,705	652,366
Deduct: Gain on RV/Marine Portfolio (after tax)	—	23,353
Add: Legal reserves (after tax)	72,100	72,100
Add: Settlement with former CEO (after tax)	42,975	42,975
Adjusted Net Income, excluding significant items	$95,820	$612,163

GAAP Diluted Earnings per common share (b)	$1.60	$3.26
Adjusted Diluted Earnings per common share, excluding significant items (b)	$0.27	$1.70

Adjusted Selected Ratios
GAAP Return on Average Assets (b)	6.0%	3.0%
Adjusted Return on Average Assets, excluding significant items (b)	1.0%	1.6%
Average Assets	$38,973,432	$39,144,382

GAAP Return on Average Equity (b)	38.5%	20.1%
Adjusted Return on Average Equity, excluding significant items (b)	6.5%	10.9%
Average adjusted Equity excluding significant items	$5,886,737	$5,614,107

GAAP Expense Ratio (c)	3.5%	2.6%
Adjusted Expense Ratio, excluding significant items (c)	2.2%	2.3%
Average Managed Assets	$49,021,506	$50,160,595

(a)
In addition to the tax adjustments noted under footnote c under Table 8, during the three months ended December 31, 2017, the Company changed the classification of earnings from its subsidiary, Santander Consumer International Puerto Rico, LLC, and no longer intends to permanently reinvest the earnings outside of the United States. As a result of this change, the Company recognized $55.7 million of additional income tax expense during the three months ended December 31, 2017 to record the applicable U.S. deferred income tax liability.

(b)
These ratios correspond with the GAAP Net Income and Adjusted Net Income (excluding significant items) shown above, divided by Average Assets, Average Equity or Weighted average number of common shares outstanding, as applicable.

(c)	These ratios correspond with the GAAP Operating Expenses and Adjusted Operating Expenses (excluding significant items) shown above, divided by Average Managed Assets.